UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15D OF THE
SECURITIES EXCHANGE ACT OF 1934
October 24, 2006
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Management Stock Purchase Program
On October 24, 2006, the Compensation and Organizational Development Committee of the Board of Directors of Intuit Inc. (the “Compensation Committee”) approved the implementation of a Management Stock Purchase Program (“MSPP”) to commence on January 1, 2007. The purpose of the MSPP is to encourage ownership of Intuit’s stock by members of management. Under the MSPP, employees at the director level and above (other than the Chief Executive Officer) will have the opportunity to elect to defer up to 15% of their annual bonus. This deferral will be converted into restricted stock units (“RSUs”) based on the fair market value of Intuit’s common stock on the date such bonus is awarded. Intuit will grant each employee who participates in the MSPP an additional RSU for every RSU purchased through such deferral, up to set maximums. These matching RSUs will vest as to 100% of the shares subject to the award three years after the grant date, or on the recipient’s death or disability. The RSUs granted pursuant to the MSPP will be issued under Intuit’s 2005 Equity Incentive Plan, in accordance with the terms and conditions set forth therein.
Senior Executive Incentive Plan Performance Goal
On October 25, 2006 the Compensation Committee established the threshold performance goal for the fiscal 2007 bonuses payable to executive officers Stephen M. Bennett, Robert B. Henske, Alexander M. Lintner, Kiran M. Patel and Brad D. Smith under Intuit’s Senior Executive Incentive Plan (“SEIP”). The SEIP is a cash incentive plan that was approved by Intuit’s stockholders in December 2002. The purposes of the SEIP are to motivate senior executives by tying compensation to performance, reward exceptional performance that supports overall Intuit objectives, and attract and retain top performing employees. Under the SEIP, the Compensation Committee establishes one or more performance goals for each fiscal year. A copy of the SEIP is attached as an appendix to Intuit’s 2002 proxy statement filed October 23, 2002. The Compensation Committee established a threshold performance goal based on a specified revenue target that Intuit must achieve as a condition to payment of any bonuses under the SEIP for the fiscal year ending July 31, 2007. The maximum bonus payout under the SEIP is $5 million per participant. If the threshold performance goal is achieved, actual individual bonus amounts will be determined by the Compensation Committee based upon such performance criteria as the Compensation Committee deems appropriate. The bonus payments are also subject to the other terms of the SEIP.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 25, 2006, Donna L. Dubinsky informed the Board of Directors of Intuit Inc. that she will not stand for re-election at Intuit’s annual meeting of stockholders on December 15, 2006. Ms. Dubinsky, who has served as a director of Intuit since 1999, indicated that her decision not to stand for re-election was made for personal reasons, which will require her to spend significant time outside the San Francisco Bay area.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: October 26, 2006	By:	/s/ Kiran M. Patel

Kiran M. Patel
Senior Vice President and Chief Financial Officer